UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2014

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 17, 2014, TetraLogic Pharmaceuticals Corporation (the “Company”) announced the launch and pricing of the offer and sale of its 8% convertible senior notes due 2019 in an aggregate principal amount of $47,000,000 (the “Notes”) in a private placement to Nomura Securities International, Inc. and other initial purchasers (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to Rule 144A under the Securities Act.  The closing of the offer and sale of the Notes is expected to take place on June 23, 2014, subject to customary closing conditions.  The Company intends to use the net proceeds from this offering to finance clinical and pre-clinical development activities for birinapant and SHAPE, for potential future in-licensing and for working capital and general corporate purposes, which may include payment of interest and acquisitions.

In connection with this private offering of the Notes, the Company is disclosing certain information regarding the offering to prospective investors in a confidential preliminary offering memorandum (the “Preliminary Offering Memorandum”).  In the Preliminary Offering Memorandum, the Company is also updating the summary description of its business and its risk factors disclosure from what was previously included in its Annual Report on Form 10-K for its fiscal year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and updating pro forma summary financial data related to its acquisition of Shape Pharmaceuticals, Inc. to March 31, 2014 from what was previously disclosed in its Current Report on Form 8-K related to the acquisition of Shape Pharmaceuticals, Inc. filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2014.  The updated summary description of the business, updated risk factors disclosure and updated pro forma summary financial data are included herewith as Exhibit 99.1 and incorporated herein by reference.

The Company will separately file the purchase agreement for the offer and sale of the Notes, the indenture for the Notes and the form of Notes in its future reports with the SEC.  The foregoing description of the Notes, Purchase Agreement and indenture for the Notes does not purport to be complete and is qualified in its entirety by reference to the more detailed description to be included in such future reports.

Neither the Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act.  Neither the Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01(d). Financial Statements and Exhibits.

99.1                        Information excerpted from the Preliminary Offering Memorandum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2014	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Richard L. Sherman

		Name:	Richard L. Sherman

		Title:	Senior Vice President, Strategic Transactions, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Information excerpted from the Preliminary Offering Memorandum.